                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------


                                   FORM 8-K/A

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                ----------------


          Date of Report (Date of earliest event reported) May 28, 1998


                           PICCADILLY CAFETERIAS, INC.
             (Exact name of registrant as specified in its charter)

          Louisiana               1-11754                    63-1155967
 (State of incorporation) (Commission File Number) (IRS Employer Identification No.)


      3232 Sherwood Forest Blvd.,                        70816
        Baton Rouge, Louisiana                         (Zip Code)
(Address of principal executive offices)




                                 (504) 293-9440
              (Registrant's telephone number, including area code)


                                       N/A
          (Former name or former address, if changed since last report)

         On June 5, 1998 Piccadilly filed a Current Report on Form 8-K to report its acquisition of control of Morrison Restaurants Inc. on May 28, 1998. This Form 8-K/A amends and restates the disclosure in Item 7 to include the financial statements of the business acquired and pro forma financial information.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

                  Financial Statements of Morrison Fresh Cooking, Inc.:

                  (1)   For the fiscal years ended May 31, 1997,
                        June 1, 1996 and June 3, 1995:

                        Statements of Operations for the fiscal years ended
                             May 31, 1997, June 1, 1996 and June 3, 1995.
                        Balance Sheets as of May 31, 1997 and June 1, 1996. Statements of Stockholders' Equity for the fiscal years ended May 31, 1997, June 1, 1996 and June 3, 1995.
                        Statements of Cash Flows for the fiscal years ended
                             May 31, 1997, June 1, 1996 and June 3, 1995.
                        Notes to Financial Statements.

                  (2) For the third fiscal quarters ended February 28, 1998 and March 1, 1997:

                        Balance sheets as of February 28, 1998 and May 31, 1997. Statements of Income for the thirteen weeks and thirty-nine weeks ended
                             February 28, 1998 and March 1, 1997.
                        Statements of Cash Flows for the thirty-nine weeks
                             ended February 28, 1998 and March 1, 1997.
                        Notes to Financial Statements.

         (b)   PRO FORMA FINANCIAL INFORMATION.

               Unaudited Pro Forma Consolidated Balance Sheet of Piccadilly
                    Cafeterias, Inc. as of March 31, 1998.

               Unaudited Pro Forma Consolidated Statement of Income of
                    Piccadilly Cafeterias, Inc. for the nine month ended March 31, 1998 and for the year ended June 30, 1997.

               Notes to Unaudited Pro Forma Consolidated Financial Statements

         (c)   EXHIBITS.

               23       Consent of Ernst & Young, LLP

                          MORRISON FRESH COOKING, INC.

                            STATEMENTS OF OPERATIONS
                      (IN THOUSANDS EXCEPT PER-SHARE DATA)

                                                                 FOR THE FISCAL YEAR ENDED
                                                              -------------------------------
                                                              MAY 31,     JUNE 1,    JUNE 3,
                                                                1997        1996       1995
                                                              --------    --------   --------
Net Sales...................................................  $249,637    $267,638   $294,587
Operating Costs and Expenses:
  Cost of merchandise.......................................    70,684      75,458     78,987
  Payroll and related costs.................................    90,712     101,718    105,472
  Other operating costs.....................................    56,163      56,184     60,618
  Selling, general and administrative.......................    17,639      17,658     20,426
  Depreciation..............................................     9,950      10,078     10,277
  Interest expense (income), net............................       140          51       (301)
  Loss on impairment of assets..............................                13,789
  Restructure costs.........................................                 8,290
                                                              --------    --------   --------
                                                               245,288     283,226    275,479
                                                              --------    --------   --------
Income (Loss) Before Income Taxes...........................     4,349     (15,588)    19,108
Provision for (Benefit from) Income Taxes...................     1,617      (5,694)     7,734
                                                              --------    --------   --------
Net Income (Loss)...........................................  $  2,732    $ (9,894)  $ 11,374
                                                              ========    ========   ========
Earnings (Loss) Per Common and Common Equivalent Share......  $   0.30    $  (1.10)  $   1.27
                                                              ========    ========   ========
Weighted Average Common and Common Equivalent Shares........     9,100       8,954      8,981
                                                              ========    ========   ========

    The accompanying notes are an integral part of the financial statements.

                          MORRISON FRESH COOKING, INC.

                                 BALANCE SHEETS
                                 (IN THOUSANDS)

                                     ASSETS

                                                              FOR THE FISCAL YEAR ENDED
                                                              -------------------------
                                                                MAY 31,       JUNE 1,
                                                                 1997           1996
                                                              -----------    ----------
CURRENT ASSETS:
  Cash and short-term investments...........................   $   2,939      $  1,561
  Receivables:
     Trade..................................................         321           412
     Other..................................................       1,226         1,495
  Inventories:
     Merchandise............................................       1,488         1,335
     China, silver and supplies.............................         924         1,081
  Prepaid expenses..........................................       1,545         1,791
  Deferred income tax benefits -- current...................       5,027         5,605
                                                               ---------      --------
          Total Current Assets..............................      13,470        13,280
                                                               ---------      --------
PROPERTY AND EQUIPMENT -- at cost:
  Land......................................................       6,666         6,436
  Buildings.................................................      19,882        18,762
  Improvements..............................................      58,017        57,186
  Restaurant equipment......................................      56,265        53,143
  Other equipment...........................................      14,277        13,232
  Construction in progress..................................       6,627         6,183
                                                               ---------      --------
                                                                 161,734       154,942
  Less accumulated depreciation and amortization............    (100,834)      (95,828)
                                                               ---------      --------
                                                                  60,900        59,114
Deferred income tax benefits................................       2,615         3,325
Other assets................................................       7,043         7,820
                                                               ---------      --------
          TOTAL ASSETS......................................   $  84,028      $ 83,539
                                                               =========      ========

                         LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable..........................................   $   8,212      $  9,579
  Accrued liabilities:
     Taxes, excluding income taxes..........................       2,621         2,983
     Payroll and related costs..............................       4,889         4,082
     Insurance..............................................       4,257         5,829
     Rent and other.........................................       2,910         4,484
  Short term borrowings.....................................       7,461
  Current portion of capital lease obligations..............         103            77
                                                               ---------      --------
          Total Current Liabilities.........................      30,453        27,034
                                                               ---------      --------
  Capital lease obligations.................................         662           775
  Employee benefit obligations..............................       8,285         8,620
  Other deferred liabilities................................       4,684         7,266
STOCKHOLDERS' EQUITY:
  Common stock, $0.01 par value (100,000 shares authorized;
     9,214 shares issued -- 1997, 9,049 shares
     issued -- 1996)........................................          90            90
  Capital in excess of par value............................      41,428        40,279
  Accumulated deficit.......................................        (593)          (70)
  Treasury stock............................................        (266)         (455)
  Unearned ESOP shares......................................        (715)
                                                               ---------      --------
          Total Stockholders' Equity........................      39,944        39,844
                                                               ---------      --------
          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY........   $  84,028      $ 83,539
                                                               =========      ========

    The accompanying notes are an integral part of the financial statements.

                          MORRISON FRESH COOKING, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY
                      (IN THOUSANDS EXCEPT PER-SHARE DATA)

                               COMMON STOCK     CAPITAL IN                 TREASURY STOCK*    UNEARNED ESOP        TOTAL
                              ---------------   EXCESS OF    ACCUMULATED   ---------------   ---------------   STOCKHOLDERS'
                              SHARES   AMOUNT   PAR VALUE      DEFICIT     SHARES   AMOUNT   SHARES   AMOUNT      EQUITY
                              ------   ------   ----------   -----------   ------   ------   ------   ------   -------------
Balance, June 4, 1994.......                       29,303                                                          29,303
  Net Income................                       11,374                                                          11,374
  Net transfers from MRI....                        6,788                                                           6,788
                              -----     ---      --------      -------       --     -----     ---     -----       -------
Balance, June 3, 1995.......                       47,465                                                          47,465
  Net Income (Loss) as of
    March 2, 1996...........                      (10,615)                                                        (10,615)
  Post-distribution Net
    Income..................                                       721                                                721
  Net transfers from MRI....                        1,747                                                           1,747
  Shares issued pursuant to
    the Distribution........  8,839      88           367                    48      (455)                              0
  Shares issued under stock
    bonus and stock option
    plans...................    210       2         1,315                                                           1,317
  Cash Dividends of $.09 per
    common share............                                      (791)                                              (791)
                              -----     ---      --------      -------       --     -----     ---     -----       -------
Balance, June 1, 1996.......  9,049      90        40,279          (70)      48      (455)                         39,844
  Net Income................                                     2,732                                              2,732
  ESOP funding..............                          734                                     151      (734)            0
  Shares allocated under
    ESOP....................      4                     1                                      (4)       19            20
  Deferred Compensation
    Plan....................                                                 (4)      189                             189
  Shares issued under stock
    bonus and stock option
    plans...................     14                   414                                                             414
  Cash Dividends of $.36 per
    common share............                                    (3,255)                                            (3,255)
                              -----     ---      --------      -------       --     -----     ---     -----       -------
Balance, May 31, 1997.......  9,067     $90      $ 41,428      $  (593)      44     $(266)    147     $(715)      $39,944
                              =====     ===      ========      =======       ==     =====     ===     =====       =======

---------------

* Treasury shares are held exclusively in an irrevocable rabbi trust for the Morrison Fresh Cooking, Inc. Deferred Compensation Plan.

    The accompanying notes are an integral part of the financial statements.

                          MORRISON FRESH COOKING, INC.

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                FOR THE FISCAL YEAR ENDED
                                                             --------------------------------
                                                             MAY 31,     JUNE 1,     JUNE 3,
                                                               1997        1996        1995
                                                             --------    --------    --------
Operating Activities:
  Net Income (Loss)........................................  $  2,732    $ (9,894)   $ 11,374
  Adjustments to reconcile net income (loss) to net cash
     provided by operating activities:
     Depreciation..........................................     9,950      10,078      10,277
     Deferred income taxes.................................     1,617      (5,694)      1,624
     (Gain)/Loss on disposition and write-down of assets...    (1,122)     13,789         605
     Changes in operating assets and liabilities:
       (Increase)/decrease in receivables..................       360        (354)       (450)
       (Increase)/decrease in inventories..................         4         819        (456)
       (Increase)/decrease in prepaid and other assets.....     1,023       1,456        (311)
       Increase/(decrease) in accounts payable, accrued and
          other liabilities................................    (6,264)      1,117      (5,764)
                                                             --------    --------    --------
          Net Cash Provided by Operating Activities........     8,300      11,317      16,899
                                                             --------    --------    --------
Investing Activities:
  Purchases of property and equipment......................   (14,068)    (14,742)    (19,422)
  Proceeds from disposal of assets.........................     2,404       1,160         154
  Other, net...............................................                            (4,110)
                                                             --------    --------    --------
          Net Cash Used by Investing Activities............   (11,664)    (13,582)    (23,378)
                                                             --------    --------    --------
Financing Activities:
  Principal payments on capital leases.....................       (87)        (79)        (75)
  Short-term borrowings....................................     7,461
  Proceeds from issuance of stock..........................       414       1,317
  Dividends paid...........................................    (3,255)       (791)
  ESOP shares released.....................................        20
  Decrease in treasury stock held by Deferred Compensation
     Plan..................................................       189
  Net transfers from Morrison Restaurants Inc..............                 1,747       6,788
                                                             --------    --------    --------
          Net Cash Provided by Financing Activities........     4,742       2,194       6,713
                                                             --------    --------    --------
Increase/(decrease) in cash and short-term Investments.....     1,378         (71)        234
Cash and short-term investments at the beginning of the
  year.....................................................     1,561       1,632       1,398
                                                             --------    --------    --------
Cash and short-term investments at the end of the year.....  $  2,939    $  1,561    $  1,632
                                                             ========    ========    ========
Supplemental Disclosure of Cash Flow Information Cash Paid
  for:
  Interest (net of amount capitalized).....................  $    153    $     45    $     82
  Income taxes, net........................................  $      0    $      0    $  8,901

    The accompanying notes are an integral part of the financial statements.

                          MORRISON FRESH COOKING, INC.

                         NOTES TO FINANCIAL STATEMENTS
                                  MAY 31, 1997

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization

     The operations of Morrison Fresh Cooking, Inc., a Georgia corporation (the Company), consist of 154 family style restaurants in the southeastern and mid-Atlantic regions of the United States, with the largest number in Florida, Georgia, Virginia, Alabama and Mississippi. The Company's restaurants provide cafeteria-style service and are located in shopping and business developments as well as residential areas. The restaurants are generally open for lunch and dinner service, seven days a week. All restaurants are Company-owned.

  Basis of Presentation

     On March 9, 1996, Morrison Restaurants Inc. (MRI) distributed to its shareholders all of the issued and outstanding shares of common stock of the Company, which held the family dining assets and business of MRI. For financial reporting purposes, the Distribution is assumed to have become effective on March 3, 1996, the first day of the fourth quarter of fiscal year 1996. The accompanying comparative financial statements were prepared as if MRI's family dining business had operated as a stand-alone entity for all periods presented. Such statements include the assets, liabilities, revenues and expenses that are directly related to the Company's operations. For periods prior to the Distribution, they also include an allocation of certain assets, liabilities and general corporate expenses of MRI, such as executive payroll, legal, data processing and interest, which are related to the Company. Amounts were allocated using a specific identification method where appropriate and on a pro rata basis otherwise. Management believes the allocation methods used are reasonable.

     Certain 1996 balances have been reclassified between other deferred liabilities and deferred tax assets to reflect refinements in the allocation of liabilities at the time of Distribution.

  Use of Estimates in Financial Statements

     Judgement and estimation are exercised by Management in certain areas of the preparation of financial statements. Some of the more significant areas include reserves for self insurance of workers' compensation, general liability and medical benefits, as well as the estimates of impairment losses, restructuring expenses and the related reserve for unit closings. Management believes that such estimates have been based on reasonable assumptions and that provisions and reserves based on such estimates are adequate. Actual results could differ from those estimates.

  Fiscal Year

     The Company's fiscal year ends on the first Saturday after May 30. The fiscal years ended May 31, 1997, June 1, 1996 and June 3, 1995, were composed of 52 weeks.

  Fair Value of Financial Instruments

     The Company's financial instruments at May 31, 1997 and June 1, 1996 consisted of cash and short-term investments, receivables and short-term borrowings. The fair value of these financial instruments approximated the carrying amounts reported in the balance sheets. The Company considers short-term marketable securities with a maturity of three months or less when purchased to be short-term investments.

  Advertising

     The Company expenses the costs of all advertising in the period incurred.

                          MORRISON FRESH COOKING, INC.

  Inventories

     Inventories consist of food supplies and china and silver, and are stated at the lower of cost (first in, first out) or market.

  Property and Equipment and Depreciation

     Depreciation for financial reporting purposes is computed using the straight-line method over the estimated useful lives of the assets or, for capital lease property, over the term of the lease, if shorter. Annual rates of depreciation range from 3% to 5% for buildings and from 8% to 34% for restaurant and other equipment.

     As discussed in Note 10, during fiscal year 1996, the Company adopted Statement of Financial Accounting Standards No. 121 (FAS 121), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of". FAS 121 requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Long-lived assets and certain identifiable intangibles to be disposed of are generally to be reported at the lower of carrying amount or fair value, less cost to sell. In association with the Company's adoption of FAS 121 in fiscal year 1996, a charge of $13.8 million was recorded for the impairment of assets. Prior to fiscal year 1996, the Company recognized asset impairment upon the decision to close a unit.

  Income Taxes

     Deferred income taxes are determined utilizing a liability approach. This method gives consideration to the future tax consequences associated with differences between financial accounting and tax bases of assets and liabilities. For periods prior to the Distribution reflected in the accompanying statements of operations, the income tax expense reflected includes the Company's allocated share of MRI's tax expense. The allocated income tax expense approximates the tax expense of the Company on a stand-alone basis.

  Pre-Opening Expenses

     Salaries, personnel training costs and other expenses of opening new facilities are charged to expense as incurred.

  Earnings Per Share

     Earnings per share are based on the weighted average number of shares outstanding during the year and are adjusted for the assumed exercise of options, after the assumed repurchase of shares with the related proceeds and after the adjustment for any stock splits and stock dividends through May 31, 1997.

     For fiscal year 1996, shares issued in the Distribution were assumed to have been issued for the entire year. For prior years, the number of shares used in computing earnings per share was based on the average number of MRI common shares outstanding during the applicable fiscal year, adjusted for the 1-for-4 distribution ratio.

  Stockholders' Equity

     The Company's Certificate of Incorporation provides that authorized capital stock will consist of 100,000,000 shares of common stock at $0.01 par value and 250,000 shares of preferred stock at $0.01 par value. As a result of the Distribution, one share of Company common stock was issued for every four shares of MRI common stock outstanding. No shares of preferred stock are issued or outstanding.

                          MORRISON FRESH COOKING, INC.

  Stock-Based Employee Compensation Plans

     The Company has elected to follow Accounting Principles Board Opinion No. 25 (APB 25), "Accounting for Stock Issued to Employees" and related Interpretations, in accounting for its employee stock options and adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123 (FAS 123), "Accounting for Stock-Based Compensation". The Company grants stock options for a fixed number of shares to employees with an exercise price equal to the market value of the shares at the date of grant, and accordingly recognizes no compensation expense for the stock option grants.

  Insurance Programs

     The Company is generally self-insured for costs related to workers' compensation, health and welfare claims, business interruption resulting from certain events, and comprehensive general, product and vehicle liability. Losses are accrued using actuarial assumptions followed in the insurance industry, adjusted for company-specific history and expectations. The Company uses commercial insurance as a risk reduction strategy to minimize catastrophic losses.

2. SHORT-TERM BORROWINGS

     At May 31, 1997, the Company had $7.5 million in borrowings under a $15 million line of credit. The interest rate on this line of credit at May 31, 1997 was 8.5%. There were no borrowings under this line of credit at June 1, 1996.

     In June 1997, the Company replaced this line of credit with a three-year $30 million credit facility with another financial institution. This credit facility consists of a $25 million revolving line of credit which allows the Company to borrow under various interest rate options and a $5 million credit line toward letters of credit issued with respect to the Company's self-insurance programs. Commitment fees of 0.35% per annum are payable on the unused portion of the $25 million revolving line of credit. This credit facility contains certain restrictions, including, but not limited to, incurring additional indebtedness and certain funded debt, net worth and fixed charge coverage requirements.

3. LEASES

     Various operations of the Company are conducted in leased premises. Initial lease terms expire at various dates over the next 20 years and may provide for escalation of rent during the lease term. Most of these leases provide for additional contingent rents based upon sales volume and contain options to renew (at adjusted rentals for some leases).

     Assets recorded under capital leases are included in Property and Equipment in the accompanying balance sheets.

                          MORRISON FRESH COOKING, INC.

     At May 31, 1997, the future minimum lease payments under capital leases and operating leases for the next five years and in the aggregate are as follows:

                                                              CAPITAL   OPERATING
                                                              LEASES     LEASES
                                                              -------   ---------
                                                                (IN THOUSANDS)
1998........................................................  $  265     $10,730
1999........................................................     140       9,517
2000........................................................     140       8,522
2001........................................................     140       7,156
2002........................................................     140       6,204
Subsequent years............................................     188      16,816
                                                              ------     -------
          Total minimum lease payments......................   1,013     $58,945
                                                                         =======
Less amount representing interest...........................    (248)
                                                              ------
Present value of minimum lease payments under capital leases
  (including current maturities of $103)....................  $  765
                                                              ======

     Rental expense pursuant to operating leases is summarized as follows:

                                                          MAY 31,   JUNE 1,   JUNE 3,
                                                           1997      1996      1995
                                                          -------   -------   -------
                                                                (IN THOUSANDS)
Minimum rent............................................  $11,706   $11,896   $12,173
Contingent rent.........................................    3,745     5,133     3,913
                                                          -------   -------   -------
                                                          $15,451   $17,029   $16,086
                                                          =======   =======   =======

     On May 30, 1997, the Company entered into a sale-leaseback transaction resulting in a gain of $1.6 million to be deferred over the ten-year life of the lease. The Company classifies the lease as an operating lease. Terms of the lease require minimum lease payments plus a percentage of gross sales. The Company is responsible for real estate taxes and flood insurance on the property.

     At May 31, 1997, the future minimum rent payments to be received on subleases for the next five years and in the aggregate are as follows:

                                                                   SUB
                                                                  LEASES
                                                              --------------
                                                              (IN THOUSANDS)
1998........................................................      $  237
1999........................................................         304
2000........................................................         238
2001........................................................         232
2002........................................................         232
Subsequent years............................................         183
                                                                  ------
          Total minimum lease payments......................      $1,426
                                                                  ======

                          MORRISON FRESH COOKING, INC.

4. INCOME TAXES

     The components of income tax expense (benefit) are as follows:

                                                            MAY 31,   JUNE 1,   JUNE 3,
                                                             1997      1996      1995
                                                            -------   -------   -------
                                                                  (IN THOUSANDS)
Current:
  Federal.................................................  $    0    $     0   $5,047
  State...................................................       0          0    1,063
                                                            ------    -------   ------
                                                                 0          0    6,110
                                                            ------    -------   ------
Deferred:
  Federal.................................................   1,396     (4,689)   1,445
  State...................................................     221     (1,005)     179
                                                            ------    -------   ------
                                                             1,617     (5,694)   1,624
                                                            ------    -------   ------
                                                            $1,617    $(5,694)  $7,734
                                                            ======    =======   ======

     Deferred tax assets and liabilities are comprised of the following:

                                                              MAY 31,   JUNE 1,
                                                               1997      1996
                                                              -------   -------
                                                               (IN THOUSANDS)
Deferred Tax Assets
  Employee benefits.........................................  $ 3,438   $ 4,102
  Insurance reserves........................................    2,234     3,052
  Restaurant closing reserve................................      444     2,155
  Net operating loss........................................    4,196     2,234
  Deferred income...........................................      583         0
  Other.....................................................      967     2,075
                                                              -------   -------
          Total deferred tax assets.........................   11,862    13,618
                                                              -------   -------
Deferred Tax Liabilities
  Depreciation..............................................    1,039     1,423
  Retirement plans..........................................      801       827
  Prepaid deductions........................................       84       226
  Restructuring.............................................        0       765
  Intangibles and other.....................................    2,296     1,447
                                                              -------   -------
          Total deferred tax liabilities....................    4,220     4,688
                                                              -------   -------
Net deferred tax asset......................................  $ 7,642   $ 8,930
                                                              =======   =======

     FAS 109 specifies that deferred tax assets are to be reduced by a valuation allowance if it is more likely than not that some portion of the deferred tax assets will not be realized. Management believes that future taxable income should be sufficient to realize all of the Company's deferred tax assets based on historical earnings of the Company; therefore, a valuation allowance has not been established.

                          MORRISON FRESH COOKING, INC.

     A reconciliation from the statutory federal income tax expense (benefit) to the reported income tax expense (benefit) is as follows:

                                                            MAY 31,   JUNE 1,   JUNE 3,
                                                             1997      1996      1995
                                                            -------   -------   -------
                                                                  (IN THOUSANDS)
Statutory Federal income tax (benefit)....................  $1,479    $(5,456)  $6,688
State income taxes, net of federal income tax benefit.....     146       (653)     807
Tax credits...............................................     (33)       (20)    (346)
Other, net................................................      25        435      585
                                                            ------    -------   ------
                                                            $1,617    $(5,694)  $7,734
                                                            ======    =======   ======

     The effective income tax (benefit) rate was 37.2%, (36.5%), and 40.5% in 1997, 1996, and 1995, respectively.

     For federal income tax purposes, the Company has a net operating loss carryforward of $1.9 million which expires in fiscal 2011. This loss was generated by the income tax returns filed by the Company for the short tax year beginning March 3, 1996 and ending June 1, 1996. The net operating loss carryforward generated by fiscal 1997 operations is estimated at $8.5 million and will expire in fiscal 2012.

     In connection with the Distribution, the Company entered into a tax allocation agreement with Morrison Health Care, Inc., which was also spun-off to the shareholders of MRI, and Ruby Tuesday, Inc., successor to MRI. This agreement provides that the Company pay its share of Ruby Tuesday, Inc.'s (as successor to MRI) consolidated tax liability for the tax years that the Company was included in MRI's consolidated federal income tax return. The agreement also provides for sharing, where appropriate, of state, local and foreign taxes attributable to periods prior to the Distribution date.

5. EMPLOYEE BENEFIT PLANS

     The Company maintains the following employee benefit plans.

     Salary Deferral Plan -- Under the Morrison Fresh Cooking, Inc. Salary Deferral Plan each eligible employee may elect to make pre-tax contributions to a trust fund in amounts ranging from 2% to 10% of their annual earnings. Employees contributing a pre-tax contribution of at least 2% may elect to make after-tax contributions not in excess of 10% of annual earnings. The Company contribution to the Plan is based on the employee's pre-tax contribution and years of service. After three years of service (including service with MRI prior to the Distribution), the Company contributes 20% of the employee's pre-tax contribution, 30% after ten years of service and 40% after 20 years of service. The Company's contributions and allocated contributions to the trust fund approximated $284,000, $308,000 and $303,000 for 1997, 1996 and 1995,
respectively.

     On February 28, 1997, the Company began sponsorship of an employee stock ownership feature (ESOP) covering participants in the Salary Deferral Plan. Under this feature, the Company issued 150,907 shares of its common stock with a fair market value of $4.88 per share to the Salary Deferral Plan in exchange for a ten-year note of $736,000 executed by the Plan's trustee. Repayment of the loan is being funded by matching employer contributions to the Plan. Shares purchased with the loan are allocated to participants' accounts over time as loan repayments are made. There were 3,890 shares allocated to the Plan in 1997. The market value of unallocated shares was $735,000 at May 31, 1997.

     The Company adopted the provisions of AICPA Statement of Position No. 93-6
(SOP) which requires that compensation expense be measured based on the fair value of the shares over the period the shares are earned. Compensation expense was approximately $20,000 in 1997. Dividends paid on unallocated shares held by the ESOP are used to make additional principal and interest payments and are not charged to retained

                          MORRISON FRESH COOKING, INC.

earnings. Shares not yet committed to be released are not considered outstanding in the calculation of earnings per share.

     Deferred Compensation Plan -- The Company maintains the Morrison Fresh Cooking, Inc. Deferred Compensation Plan for certain selected employees. The provisions of this Plan are similar to those of the Salary Deferral Plan. The Company's contributions under the Plan approximated $62,000, $119,000, and $102,000 for 1997, 1996, and 1995, respectively. Company assets earmarked to pay benefits under the Plan are held by an irrevocable rabbi trust. Assets of the irrevocable rabbi trust are accounted for as if they are assets of the Company and all earnings and expenses are recorded in the Company's financial statements. The net of the rabbi trust's earnings and losses is recorded as additional liability to the participants and is considered to be interest expense to the Company. Assets in the irrevocable rabbi trust approximated $3,148,000 and include $266,000 of Company common stock which is accounted for as treasury stock at May 31, 1997.

     Retirement Plan -- The Company is a co-sponsor of the Morrison Restaurants Inc. Retirement Plan along with Ruby Tuesday, Inc. and Morrison Health Care, Inc. The MRI Retirement Plan was frozen on December 31, 1987. Participants receive benefits based upon salary and length of service. No contribution was made by the Company in 1997. Pension expense or income related to the Plan was insignificant in 1997, 1996 and 1995. The Plan's assets include common stock, fixed income securities, short-term investments and cash. The Company will continue to share in future expenses of the Plan, and will make contributions to the Plan as necessary, on behalf of its employees.

     Executive Supplemental Pension Plan -- Under the Morrison Fresh Cooking, Inc. Executive Supplemental Pension Plan, employees with an average compensation of at least $120,000 for the immediately preceding two calendar years and who have completed five years (including service with MRI prior to the Distribution) in a qualifying position become eligible to earn supplemental retirement income based upon salary and length of service (including service with MRI prior to the Distribution) reduced by social security benefits and amounts otherwise receivable under the Retirement Plan.

     Management Retirement Plan -- Under the Morrison Fresh Cooking, Inc. Management Retirement Plan, individuals who have 15 years of credited service (including service with MRI prior to the Distribution) and whose average annual compensation equaled or exceeds $40,000, become participants. Participants receive benefits based upon salary and length of service (including service with MRI prior to the Distribution) reduced by social security benefits and benefits payable under the Retirement Plan and Executive Supplemental Pension Plan.

     To provide a source for the payment of benefits under the Executive Supplemental Pension Plan and the Management Retirement Plan, the Company owns whole-life insurance contracts on some of the participants. The cash value of these policies net of policy loans was $678,000 at May 31, 1997. The Company has established an irrevocable rabbi trust to hold the policies and death benefits as they are received. Expenses recorded for the Executive Supplemental Pension Plan and the Management Retirement Plan were $534,000, $512,000 and $508,000 for 1997, 1996 and 1995, respectively.

                          MORRISON FRESH COOKING, INC.

     The following table details the allocation of the components of pension expense, as well as a comparison of assets to obligations and amounts recognized in the Company's financial statements for the Management Retirement Plan, the Executive Supplemental Pension Plan, and the Retirement Plan.

                                                                   ACCUMULATED BENEFITS EXCEED ASSET
                                   ASSETS EXCEED ACCUMULATED      EXECUTIVE SUPPLEMENTAL PENSION PLAN
                                   BENEFITS-RETIREMENT PLAN         AND MANAGEMENT RETIREMENT PLAN
                                 -----------------------------    -----------------------------------
                                 MAY 31,    JUNE 1,    JUNE 3,     MAY 31,      JUNE 1,      JUNE 3,
                                  1997       1996       1995        1997         1996         1995
                                 -------    -------    -------    ---------    ---------    ---------
                                                            (IN THOUSANDS)
Components of pension expense
  (income):
  Service cost.................  $          $          $           $    69      $    56      $    66
  Interest cost................      647        660        820         295          312          250
  Actual return on plan
     assets....................   (1,307)    (1,556)      (263)
  Amortization and deferral....      623        983       (622)        170          144          111
  Other........................                                                                   81
                                 -------    -------    -------     -------      -------      -------
                                 $   (37)   $    87    $   (65)    $   534      $   512      $   508
                                 =======    =======    =======     =======      =======      =======
Plan assets at fair value......  $ 9,161    $ 8,903    $10,066     $     0      $     0      $     0
                                 -------    -------    -------     -------      -------      -------
Actuarial present value of
  projected benefit
  obligations:
  Accumulated benefit
     obligations:
     Vested....................    8,527      8,764      9,846       3,148        2,040        3,108
     Nonvested.................                                          0            0            7
     Provision for future
       salary increases........                                        837          852          799
                                 -------    -------    -------     -------      -------      -------
          Total projected
            benefit
            obligations........    8,527      8,764      9,846       3,985        2,892        3,914
                                 -------    -------    -------     -------      -------      -------
Excess (deficit) of plan assets
  over projected benefit
  obligations..................      634        139        220      (3,985)      (2,892)      (3,914)
Unrecognized net loss (gain)...      871      1,200      1,960        (101)          81         (239)
Unrecognized prior service
  cost.........................                                        381          450          602
Unrecognized net transition
  obligation...................      641        769      1,077         981          710          899
Additional minimum liability...                                       (923)        (445)        (524)
                                 -------    -------    -------     -------      -------      -------
Prepaid (accrued) pension
  cost.........................  $ 2,146    $ 2,108    $ 3,257     $(3,647)     $(2,096)     $(3,176)
                                 =======    =======    =======     =======      =======      =======

     The weighted-average discount rate for all three plans is 8.25%, 7.75% and 8.5% for 1997, 1996, and 1995, respectively. The rate of increase in compensation levels for the Executive Supplemental Pension Plan and Management Retirement Plan is 4% for 1997, 1996 and 1995. The expected long-term rate of return on Plan assets for the Retirement Plan is 10% for all three years.

6. POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

     The Company provides certain health care benefits and life insurance benefits to eligible retirees. Effective June 7, 1992, the Company amended the plan to fix the Company's current and future contribution levels to the Benefit Plan at the rates in place at that time. Increases in health care benefits above such rates are borne by the participants. Measurement of the accumulated postretirement benefit obligation was based on an assumed 8.25% discount rate for fiscal 1997, 7.75% for fiscal 1996 and 8.5% for fiscal 1995. Benefits are funded as medical claims and life insurance premiums are incurred. Retirees become eligible for retirement

                          MORRISON FRESH COOKING, INC.

benefits if they have met certain service and minimum age requirements at date of retirement. The Company accrues expenses related to postretirement health care and life insurance benefits during the years an employee provides services.

     The actuarial present value of accumulated postretirement benefit obligations and the amounts recognized in the Company's balance sheets are as follows:

                                                              MAY 31,   JUNE 1,
                                                               1997      1996
                                                              -------   -------
                                                               (IN THOUSANDS)
Retirees....................................................  $1,867    $2,035
Fully eligible active plan participants.....................     458       444
Other active plan participants..............................     260       261
                                                              ------    ------
Accumulated postretirement benefit obligation...............   2,585     2,740
Unrecognized net loss.......................................    (660)     (848)
Unrecognized prior service cost.............................     251       284
                                                              ------    ------
Accrued postretirement benefit cost.........................  $2,176    $2,176
                                                              ======    ======

     The postretirement benefit cost is as follows:

                                                              MAY 31,   JUNE 1,   JUNE 3,
                                                               1997      1996      1995
                                                              -------   -------   -------
                                                                    (IN THOUSANDS)
Service cost................................................   $  8      $  9      $ 22
Interest cost...............................................    203       223       307
Amortization of unrecognized net loss.......................     60        40        95
                                                               ----      ----      ----
Postretirement benefit cost.................................   $271      $272      $424
                                                               ====      ====      ====

7. EMPLOYEE STOCK INCENTIVE PLANS

     The Company's 1996 Stock Incentive Plan provides for a committee appointed by the Board and authorizes the committee the discretion to grant a variety of equity-based awards to eligible persons. The plan has 595,000 shares of common stock authorized for issuance. Options granted have a five-year term and become fully vested and exercisable either two or three years from the grant date. The 1996 Non-Executive Stock Incentive Plan has 1,985,000 shares authorized for the issuance of stock to non-executive management personnel. Criteria for granting options and vesting schedules are identical to those of the 1996 Stock Incentive Plan.

     The Stock Incentive and Deferred Compensation Plan for Directors has 85,000 shares authorized for issue. The Plan requires that directors use 60% of their retainer to purchase shares of Company stock if they have not attained a specified level of ownership. Participants receive 15% of the purchased amount as bonus shares and a non-qualified stock option equal to three times the total shares received. All options are fully vested and exercisable after six months and have a term of five years from the grant date.

     Under the terms of the Distribution, employees of the Company who were holders of MRI stock options received adjusted, substitute options which, in the aggregate, preserved the economic value as well as the material terms, such as option period, vesting provisions and payment terms, the optionee had in the original MRI options prior to the Distribution. Vested and non-vested MRI options were adjusted by granting new option rights to acquire Ruby Tuesday, Inc. and Morrison Health Care, Inc. stock in addition to Company stock.

                          MORRISON FRESH COOKING, INC.

     The Company applies APB 25 and related interpretations in accounting for its employee stock options. In contrast to the intrinsic value based method employed by APB 25, Statement of Financial Accounting Standards No. 123 (FAS
123) "Accounting for Stock-Based Compensation," utilizes a fair value based method. FAS 123 requires the use of option valuation models developed for estimating the fair value of traded options which are fully transferable and have no vesting restrictions. Option valuation models also utilize highly subjective assumptions such as expected stock price volatility. Changes in the assumptions can materially impact the fair value estimate and, in Management's opinion, do not necessarily provide a reliable single measure of the fair value of its employee stock options. Adoption of the cost recognition requirements of FAS 123 is optional; however, the required pro forma disclosures as if the Standard was adopted in 1996 are presented on the following page.

     All stock options are awarded at the prevailing market value on the date of grant; therefore, under the intrinsic value method employed by APB 25, no compensation expense is recognized. For purposes of FAS 123 disclosure, the estimated fair value of the options is expensed over the vesting period of the options. Fair value was estimated at the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions for 1997 and 1996, respectively: (i) risk-free interest rates of 6.24% and 5.64%, (ii) dividend yield of 7.3% and 4.6%, (iii) stock price volatility factor of .27 and
 .23, and (iv) expected option life of 4.3 years. Options replacing those originally granted prior to the Distribution were valued as of the original date of grant. If the Company had adopted FAS 123 in accounting for stock options granted in fiscal years 1997 and 1996, its net income and earnings per share would approximate the pro forma amounts below (in thousands except for per share data):

                                                      1997                       1996
                                             -----------------------    -----------------------
                                             AS REPORTED   PRO FORMA    AS REPORTED   PRO FORMA
                                             -----------   ---------    -----------   ---------
Net Income (Loss)..........................    $2,732       $2,567        $(9,894)     $(9,951)
Earnings per Share.........................    $ 0.30       $ 0.28        $ (1.10)     $ (1.11)

     The effects of applying FAS 123 in this pro forma disclosure may not be indicative of future results. FAS 123 does not apply to awards made prior to 1996 and additional awards in future years are anticipated.

     The following table summarizes the activity in options under all plans as of May 31, 1997 and June 1, 1996 (in thousands):

                                                            1997                  1996
                                                     ------------------    ------------------
                                                              WTD. AVG.             WTD. AVG.
                                                              EXERCISE              EXERCISE
                                                     SHARES     PRICE      SHARES     PRICE
                                                     ------   ---------    ------   ---------
Outstanding at beginning of year...................  1,875      $6.69          0
Replacement options granted........................      0                 1,114       5.78
Granted............................................     44       5.15        846       7.75
Exercised..........................................   (111)      3.26        (65)      4.29
Forfeited..........................................   (330)      7.73        (20)      9.18
                                                     -----                 -----
Balance at end of year.............................  1,478       6.68      1,875       6.69
                                                     =====      =====      =====      =====
Exercisable at end of year.........................    796       5.92        778       5.46
                                                     =====      =====      =====      =====
Shares available for future grant..................  1,187                   751
                                                     =====                 =====
Weighted average fair value of options granted
  during the year..................................             $0.74                 $1.27
                                                                =====                 =====

                          MORRISON FRESH COOKING, INC.

     Information regarding stock options outstanding at the end of the current fiscal year are summarized in the following table (in thousands):

                           OPTIONS OUTSTANDING                                 OPTIONS EXERCISABLE
--------------------------------------------------------------------------    ----------------------
                                                     WEIGHTED
                                                     AVERAGE      WEIGHTED                  WEIGHTED
                                       OPTIONS      REMAINING     AVERAGE       OPTIONS     AVERAGE
              RANGE OF               OUTSTANDING   CONTRACTUAL    EXERCISE    EXERCISABLE   EXERCISE
          EXERCISE PRICES            AT 5/31/97    LIFE IN YRS.    PRICE      AT 5/31/97     PRICE
          ---------------            -----------   ------------   --------    -----------   --------
$3.34 to $5.41......................      566          2.3         $4.86          538        $4.87
$5.41 to $7.38......................      146          4.4         $6.07           60        $5.79
$7.75 to $7.75......................      523          3.9         $7.75            3        $7.75
$8.10 to $11.75.....................      243          1.8         $8.96          195        $8.85
$3.34 to $11.75.....................    1,478          2.9         $6.68          796        $5.92

     The Company's Stock Incentive and Deferred Compensation Plan for directors also provides for a restricted stock award of 5,000 shares to newly elected directors. Unvested shares are restricted as to disposition and are subject to forfeiture if the participant ceases to be a member of the Board of Directors. The participant is entitled to full dividends and voting rights with respect to the entire award. Shares vest incrementally over a three year period, but become fully vested on account of death, disability, or retirement. Upon issuance, unearned compensation is recorded and then expensed ratably over the vesting period. One such award was made during fiscal 1996. The Company recognized compensation expense of $13,000 in fiscal 1997 and $3,000 in fiscal 1996 related to the restricted shares.

     In June 1997, the Compensation Committee approved a resolution to replace 282,000 outstanding options granted to non-executive employees immediately after the Distribution at a price of $7.75 per share with new options priced at $4.75 per share which was the market value of the Company's stock on the date of re-grant. The Company believes that the new options provide employees with a greater incentive to increase their ownership in the Company.

8. PREFERRED STOCK

     Under its Certificate of Incorporation, the Company is authorized to issue preferred stock with a par value of $0.01 in an amount not to exceed 250,000 shares which may be divided into and issued in designated series, with dividend rates, rights of conversion, redemption, liquidation prices and other terms or conditions as determined by the Board of Directors. No preferred shares have been issued as of May 31, 1997. The Board of Directors has designated 50,000 of such shares as Series A Junior Participating Preferred Stock and has issued rights to acquire such shares, upon certain events, with an exercise price of $50.00 per one one-thousandth of a share, subject to adjustment. The rights expire on March 1, 2006, and may be redeemed prior to ten days after the acquisition of 20% or more of the Company's common stock.

9. COMMITMENTS AND CONTINGENCIES

     At May 31, 1997, the Company was contingently liable for approximately $4.9 million in letters of credit and $4.1 million for an indemnity agreement bond, issued primarily in connection with its workers' compensation and casualty insurance programs.

     The Company is presently, and from time to time, subject to pending claims and lawsuits arising in the ordinary course of its business. In the opinion of Management, the ultimate resolution of these pending legal proceedings will not have a material adverse effect on the Company's operations or financial position.

                          MORRISON FRESH COOKING, INC.

10. LOSS ON IMPAIRMENT OF ASSETS

     In conjunction with the adoption of FAS 121 in the third quarter of fiscal 1996, the Company recorded a loss on the impairment of assets of $13.8 million. This charge was composed of the following: a $6.8 million asset write-off of 15 quick service restaurants and seven traditional cafeterias which were approved for closure within one year by the Board of Directors; a $5.1 million asset write-down of impaired units which will continue to be operated, $1.5 million of which was due solely to the adoption of FAS 121; and a $1.9 million asset write-down of previously closed locations.

     The $6.8 million charge was composed of the expected loss on the disposal of long-lived assets of units selected for closure, net of an assumed salvage value of $0.8 million. As of May 31, 1997, the Company had closed all seven of the traditional cafeterias and 14 of the quick service restaurants which were selected for closure, at a net loss on disposal of $6.6 million. The remaining quick service restaurant is expected to be closed in fiscal 1999 when the Company exercises its right to early termination under the terms of the lease. Management anticipates that the remaining allowance will be adequate to record the ultimate loss expected on the disposal of the unit's assets.

     All operating units not recommended for closure were reviewed for impairment. Such review consisted of an analysis of each unit's cash flows and profit trends over the past year. If such review indicated impairment, Management estimated the undiscounted future net cash flows to be generated by these units and determined that certain of them would be unlikely to generate net cash flows in excess of carrying value. Management then estimated the fair value of those units using discounted net cash flow as a measure of fair value, which resulted in a write-down in fiscal 1996 of $5.1 million, $1.5 million of which was due to the effect of the discounting of cash flows as prescribed by FAS 121.

     In addition to those units selected for closure and impaired operating units, the Company recorded a charge of $1.9 million in fiscal 1996 for the write-down of long-lived assets of previously closed units. This charge was based on Management's estimate of the eventual loss that would be incurred on the ultimate disposal of these properties. As of May 31, 1997, the Company had disposed of two of these properties at a net loss on disposal of $0.9 million. Management anticipates that the allowance provided is adequate for the remaining properties. The Company continues to systematically analyze its units for signs of impairment, and will record a loss on impairment when impairment is indicated. No impairment was recorded in fiscal 1997 based on Management's analysis.

11. RESTRUCTURE COSTS

     In fiscal 1996, the Company recorded restructure costs of $8.3 million relating to the settlement of lease obligations of units selected for closure and costs associated with the Distribution. In addition to the write-off of the 22 units selected for closure by the Board of Directors as described in Note 10, the Company accrued charges of $6.1 million in fiscal 1996 for settlement of the related lease obligations. As of May 31, 1997, the Company had negotiated lease settlements on 15 of its closed units at a net cost of $2.3 million, subleased two properties, and paid $3.3 million in rent and related payments on closed properties. In addition to the lease obligations of its closed units, the Company recorded charges of $0.3 million in fiscal 1996 for severance payments of personnel employed at the closed units. Management anticipates that the remaining accrual of $0.8 million is adequate to settle the remaining five leases.

     The Company recorded $2.0 million in 1996 in other charges incurred as a result of the Distribution. These charges consisted of $1.8 million in estimated professional and other fees such as stock exchange listing fees, and $0.2 million of miscellaneous other asset write-offs. As of May 31, 1997, the Company had incurred $1.7 million in professional fees associated with the Distribution, and had written off $0.3 million of miscellaneous assets. The Company does not anticipate any additional costs related to the Distribution.

                          MORRISON FRESH COOKING, INC.

12. PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

     The following Unaudited Pro Forma Statements of Operations were prepared to illustrate certain estimated effects of the Distribution and related transactions. These statements include adjustments for the effects of additional payroll and related costs; other operating expenses; selling, general and administrative expenses; and depreciation which might have occurred had the Distribution been effected as of the dates indicated, as well as the estimated tax benefit associated with these adjustments. The Pro Forma Statements of Operations for the years ended June 1, 1996 and June 3, 1995, are prepared assuming the distribution had occurred as of June 1, 1996 and June 3, 1995, respectively. Such pro forma information may not necessarily be indicative of the results that would actually have occurred had the transactions occurred on the dates indicated or of the results that may occur in the future. The Unaudited Pro Forma Statements of Operations should be read in conjunction with the historical financial statements, including the notes thereto, and other financial data of the Company included elsewhere herein.

                          MORRISON FRESH COOKING, INC.

               PRO FORMA -- STATEMENTS OF OPERATIONS (UNAUDITED)
                      (IN THOUSANDS EXCEPT PER-SHARE DATA)

                                                              FOR THE FISCAL YEAR ENDED
                                                              --------------------------
                                                                JUNE 1,        JUNE 3,
                                                                 1996           1995
                                                              -----------    -----------
Net Sales...................................................   $267,638       $294,587
Operating Costs and Expenses:
  Cost of merchandise.......................................     75,458         78,987
  Payroll and related costs.................................    101,967        105,947
  Other operating costs.....................................     56,364         60,960
  Selling, general and administrative.......................     18,416         20,642
  Depreciation and..........................................     10,091         10,299
                                                               --------       --------
                                                                262,296        276,835
                                                               --------       --------
Operating Income Before Loss on Impairment of Assets and
  Restructure Costs.........................................      5,342         17,752
  Loss on impairment of assets..............................     13,789
  Restructure costs.........................................      8,290
                                                               --------       --------
Operating Income (Loss).....................................    (16,737)        17,752
  Interest expense (income), net............................         51           (301)
                                                               --------       --------
Income (Loss) Before Income Taxes...........................    (16,788)        18,053
Provision for (Benefit from) Income Taxes...................     (6,165)         7,307
                                                               --------       --------
Net Income (Loss)...........................................   $(10,623)      $ 10,746
                                                               ========       ========
Earnings (Loss) Per Common and Common Equivalent Share......   $  (1.19)      $   1.20
                                                               ========       ========
Weighted Average Common and Common Equivalent Shares........      8,954          8,981
                                                               ========       ========

                          MORRISON FRESH COOKING, INC.

13. SUPPLEMENTAL QUARTERLY FINANCIAL DATA (UNAUDITED)

     Quarterly financial results for the years ended May 31, 1997 and June 1, 1996 are summarized below. All quarters are composed of 13 weeks.

                                              FIRST    SECOND     THIRD      FOURTH
                                             QUARTER   QUARTER   QUARTER   QUARTER(1)    TOTAL
                                             -------   -------   -------   ----------   --------
                                                    (IN THOUSANDS EXCEPT PER-SHARE DATA)
FOR THE YEAR ENDED MAY 31, 1997:
Net Sales..................................  $63,246   $62,889   $61,921    $61,581     $249,637
                                             =======   =======   =======    =======     ========
Gross Profit*..............................  $ 8,372   $ 7,844   $ 7,554    $ 8,308     $ 32,078
                                             =======   =======   =======    =======     ========
Income Before Income Taxes.................  $ 1,262   $ 1,103   $ 1,109    $   875     $  4,349
Provision for Income Taxes.................      467       413       408        329        1,617
                                             -------   -------   -------    -------     --------
Net Income.................................  $   795   $   690   $   701    $   546     $  2,732
                                             =======   =======   =======    =======     ========
Earnings Per Common and Common Equivalent
  Share....................................  $  0.09   $  0.08   $  0.08    $  0.06     $   0.30
                                             =======   =======   =======    =======     ========

                                             FIRST    SECOND     THIRD       FOURTH
                                            QUARTER   QUARTER   QUARTER     QUARTER      TOTAL
                                            -------   -------   --------   ----------   --------
FOR THE YEAR ENDED JUNE 1, 1996:
Net Sales.................................  $70,129   $67,889   $ 65,260    $64,360     $267,638
                                            =======   =======   ========    =======     ========
Gross Profit*.............................  $ 9,726   $ 8,503   $  8,774    $ 7,275     $ 34,278
                                            =======   =======   ========    =======     ========
Income (Loss) Before Income Taxes.........  $ 2,881   $ 1,387   $(21,057)   $ 1,201     $(15,588)
Provision for (Benefit from) Income
  Taxes...................................    1,216       545     (7,935)       480       (5,694)
                                            -------   -------   --------    -------     --------
Net Income (Loss).........................  $ 1,665   $   842   $(13,122)   $   721     $ (9,894)
                                            =======   =======   ========    =======     ========
Earnings (Loss) Per Common and Common
  Equivalent Share........................  $  0.19   $  0.10   $  (1.49)   $  0.08     $  (1.10)
                                            =======   =======   ========    =======     ========

---------------

(1) Fourth quarter 1997 results include $0.3 million expense for severance costs ($0.02 per share, net of taxes), offset by favorable adjustments of $0.6 million for medical insurance expense ($0.04 per share, net of taxes) and $0.7 million for workers' compensation and general liability insurance expense ($0.05 per share, net of taxes) due to favorable claims experience during 1997.

 * The Company defines gross profit as revenues less cost of merchandise, payroll and related costs, and other operating costs.

     Due to weighted average share calculations, quarterly earnings per share amounts may not sum to the fiscal year amount.

     Morrison Fresh Cooking, Inc. common stock is publicly traded on the New York Stock Exchange under the ticker symbol MFC. The following table sets forth the reported high and low prices for the fiscal year

                          MORRISON FRESH COOKING, INC.

ended May 31, 1997, and the fiscal year ended June 1, 1996, commencing with the first trading date following the Distribution.

                              FOR THE 52 WEEKS ENDED MAY 31, 1997
-----------------------------------------------------------------------------------------------
                                                                                    PER SHARE
                          QUARTER                             HIGH       LOW      CASH DIVIDEND
                          -------                             -----     -----     -------------
First.......................................................  $7.38     $4.25         $0.09
Second......................................................  $5.88     $4.63         $0.09
Third.......................................................  $5.38     $4.50         $0.09
Fourth......................................................  $5.38     $4.50         $0.09

                              FOR THE 12 WEEKS ENDED JUNE 1, 1996
-----------------------------------------------------------------------------------------------
                                                                                    PER SHARE
                          QUARTER                             HIGH       LOW      CASH DIVIDEND
                          -------                             -----     -----     -------------
Fourth......................................................  $9.00     $5.50         $0.09

     In June 1997 the Company's Board of Directors declared a quarterly dividend of $0.09 per share payable July 31, 1997 to 5,884 shareholders of record on July 11, 1997.

                         REPORT OF INDEPENDENT AUDITORS

Stockholders and Board of Directors
Morrison Fresh Cooking, Inc.

     We have audited the accompanying balance sheets of Morrison Fresh Cooking, Inc. as of May 31, 1997 and June 1, 1996, and the related statements of operations, stockholders' equity and cash flows for each of the three fiscal years in the period ended May 31, 1997. These financial statements are the responsibility of the Company's Management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by Management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Morrison Fresh Cooking, Inc. at May 31, 1997 and June 1, 1996, and the results of its operations and its cash flows for each of the three fiscal years in the period ended May 31, 1997, in conformity with generally accepted accounting principles.

     As discussed in Note 10 to the financial statements, in fiscal year 1996, Morrison Fresh Cooking, Inc. changed its method of accounting relative to impairment of long-lived assets.

                                                  /s/ ERNST & YOUNG LLP
                                            ------------------------------------
                                                     Ernst & Young LLP

Atlanta, Georgia
June 20, 1997

                           MORRISON RESTAURANTS INC.

                                 BALANCE SHEETS
                      (IN THOUSANDS EXCEPT PER-SHARE DATA)

                                     ASSETS

                                                              FEBRUARY 28,    MAY 31,
                                                                  1998         1997
                                                              ------------   ---------
                                                              (UNAUDITED)    (AUDITED)
CURRENT ASSETS:
  Cash and short-term investments...........................   $     810     $   2,939
  Receivables -- accounts and notes (net)...................       1,821         1,547
  Inventories...............................................       2,293         2,412
  Prepaid other expenses....................................       1,315         1,545
  Current deferred income tax benefit.......................       3,303         5,027
                                                               ---------     ---------
          Total current assets..............................       9,542        13,470
                                                               ---------     ---------
PROPERTY AND EQUIPMENT -- at cost...........................     161,740       161,734
  Less accumulated depreciation.............................    (102,376)     (100,834)
                                                               ---------     ---------
                                                                  59,364        60,900
DEFERRED INCOME TAX BENEFITS................................       6,876         2,615
OTHER ASSETS................................................       7,583         7,043
                                                               ---------     ---------
          TOTAL ASSETS......................................   $  83,365     $  84,028
                                                               =========     =========

                          LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable..........................................   $   6,012     $   8,212
  Accrued liabilities.......................................      14,583        14,677
  Short-term borrowings.....................................      12,191         7,461
  Current portion of capital lease obligations..............          78           103
                                                               ---------     ---------
          Total current liabilities.........................      32,864        30,453
                                                               ---------     ---------
CAPITAL LEASE OBLIGATIONS...................................         500           662
EMPLOYEE BENEFIT OBLIGATIONS................................       8,697         8,285
OTHER DEFERRED LIABILITIES..................................       4,442         4,684
STOCKHOLDERS' EQUITY:
  Common stock, $0.01 par value (100,000 shares authorized;
     9,234 shares issued -- 1998, 9,214 shares
     issued -- 1997)........................................          92            90
  Capital in excess of par value............................      41,713        41,428
  Unearned ESOP shares......................................        (371)         (715)
  Accumulated deficit.......................................      (4,300)         (593)
                                                               ---------     ---------
                                                                  37,134        40,210
  Less common stock held in treasury -- at cost
     (50 shares @ 02/28/98).................................
     (44 shares @ 05/31/97).................................        (272)         (266)
                                                               ---------     ---------
                                                                  36,862        39,944
                                                               ---------     ---------
          TOTAL LIABILITIES & STOCKHOLDERS' EQUITY..........   $  83,365     $  84,028
                                                               =========     =========

    The accompanying notes are an integral part of the financial statements.

                           MORRISON RESTAURANTS INC.

                              STATEMENTS OF INCOME
                      (IN THOUSANDS EXCEPT PER-SHARE DATA)
                                  (UNAUDITED)

                                                     THIRTEEN WEEKS ENDED               THIRTY-NINE WEEKS ENDED
                                               ---------------------------------   ---------------------------------
                                               FEBRUARY 28, 1998   MARCH 1, 1997   FEBRUARY 28, 1998   MARCH 1, 1997
                                               -----------------   -------------   -----------------   -------------
Revenues.....................................       $58,763           $61,921          $179,670          $188,056
Operating Costs and Expenses:
  Cost of merchandise........................        16,181            16,920            50,380            53,107
  Payroll and related costs..................        23,051            23,481            70,759            69,563
  Other operating costs......................        14,461            13,966            44,743            41,616
  Depreciation...............................         2,409             2,508             7,415             7,348
  Selling, general and administrative........         2,695             3,860            10,675            12,841
  Interest expense, net......................           108                77               297               107
                                                    -------           -------          --------          --------
                                                     58,905            60,812           184,269           184,582
                                                    -------           -------          --------          --------
Income (Loss) before Income Taxes............          (142)            1,109            (4,599)            3,474
Provision for (benefit from) federal and
  state income taxes.........................           (52)              408            (1,709)            1,288
                                                    -------           -------          --------          --------
          Net Income (Loss)..................       $   (90)          $   701          $ (2,890)         $  2,186
                                                    =======           =======          ========          ========
Basic Earnings (Loss) per Share..............       $ (0.01)          $  0.08          $  (0.32)         $   0.24
                                                    =======           =======          ========          ========
Diluted Earnings (Loss) per Share............       $ (0.01)          $  0.08          $  (0.32)         $   0.24
                                                    =======           =======          ========          ========

    The accompanying notes are an integral part of the financial statements.

                           MORRISON RESTAURANTS INC.

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                THIRTY-NINE WEEKS ENDED
                                                              ---------------------------
                                                              FEB 28, 1998    MAR 1, 1997
                                                              ------------    -----------
OPERATING ACTIVITIES:
Net Income (Loss)...........................................    $(2,890)       $  2,186
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Depreciation..............................................      7,415           7,348
  Loss on disposition of assets.............................        147             172
  Deferred income taxes.....................................     (2,537)            992
  Changes in operating assets and liabilities:
     Increase in receivables................................       (273)            (82)
     (Increase) decrease in inventories.....................        118             (66)
     Increase in prepaid and other assets...................       (311)            (51)
     Decrease in accounts payable, accrued and other
      liabilities...........................................     (2,123)         (6,417)
                                                                -------        --------
Net cash provided (used) by operating activities............       (454)          4,082
                                                                -------        --------
INVESTING ACTIVITIES:
Purchases of property and equipment.........................     (7,747)        (10,479)
Proceeds from disposal of assets............................      1,721             129
                                                                -------        --------
Net cash used by investing activities.......................     (6,026)        (10,350)
                                                                -------        --------
FINANCING ACTIVITIES:
Principal payments on capital leases........................       (187)            (64)
Short-term borrowings.......................................      4,730           7,466
Proceeds from option exercises..............................        270             394
Dividends paid..............................................       (817)         (2,439)
ESOP shares released........................................        361               0
(Increase) decrease in treasury stock held..................         (6)             99
                                                                -------        --------
Net cash provided by financing activities...................      4,351           5,456
                                                                -------        --------
Decrease in cash and short-term investments.................     (2,129)           (812)
Cash and short-term investments:
  Beginning of period.......................................      2,939           1,561
                                                                -------        --------
  End of period.............................................    $   810        $    749
                                                                =======        ========

    The accompanying notes are an integral part of the financial statements.

                   NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

NOTE A -- BASIS OF PRESENTATION

     The accompanying unaudited financial statements have been prepared in accordance with the instructions to Form 10-Q, and do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. The statements should be read in conjunction with the notes to the financial statements included in the Company's annual report for the fiscal year ended May 31, 1997. The accompanying unaudited financial statements reflect all adjustments for normal recurring accruals. These adjustments are necessary, in the opinion of management, for a fair presentation of the financial position, the results of operations and the cash flows for the interim periods presented. The results of operations for the interim periods reported herein are not necessarily indicative of results to be expected for the full year.

NOTE B -- EARNINGS PER SHARE

     Basic earnings per share is calculated using the weighted average number of common shares outstanding during the period, excluding unallocated shares under the Employee Stock Ownership Plan (ESOP). Diluted earnings per share includes the dilutive effect of outstanding stock options computed under the treasury stock method. In accordance with Financial Accounting Standard No. 128 (FAS
128), Earnings Per Share, which is effective for periods ending after December 15, 1997, prior period earnings per share information has been restated in conformity with the new provisions. Adoption of FAS 128 had little or no impact on the earnings per share amounts previously reported.

                                                                                  THIRTY-NINE WEEKS
                                                      THIRTEEN WEEKS ENDED              ENDED
                                                     -----------------------   -----------------------
                                                     FEBRUARY 28,   MARCH 1,   FEBRUARY 28,   MARCH 1,
                                                         1998         1997         1998         1997
                                                     ------------   --------   ------------   --------
Net Income (Loss) -- (A)...........................     $  (90)      $  701      $(2,890)      $2,186
                                                        ======       ======      =======       ======
Average shares outstanding -- (B)..................      9,139        9,045        9,111        9,033
Dilutive effect of stock options...................          0           24            0           36
                                                        ------       ------      -------       ------
Common stock and common stock equivalents -- (C)...      9,139        9,069        9,111        9,069
Basic Earnings (Loss) per Share -- (A/B)...........     $(0.01)      $ 0.08      $ (0.32)      $ 0.24
                                                        ======       ======      =======       ======
Diluted Earnings (Loss) per Share -- (A/C).........     $(0.01)      $ 0.08      $ (0.32)      $ 0.24
                                                        ======       ======      =======       ======

NOTE C -- CREDIT FACILITY

     At February 28, 1998, the Company had $12.2 million in borrowings under its revolving line of credit, a net increase of $4.7 million from May 31, 1997. Subsequent to quarter-end, the Company and its lender entered into an agreement whereby the Credit Agreement dated as of June 19, 1997, was amended and restated in its entirety. The Amended and Restated Credit Agreement dated as of March 23, 1998, provides for a revolving credit facility of $25.0 million and a letter of credit facility of $5.0 million. The Company granted to its lender a security interest in substantially all of its assets as collateral for the credit obligation. The terms of certain restrictions were also modified, including, but not limited to, incurring additional indebtedness and certain funded debt, net worth and fixed charge coverage requirements.

                          Piccadilly Cafeterias, Inc.
        Unaudited Pro Forma Consolidated Balance Sheet and Statements of
                                     Income


On May 28, 1998, Piccadilly Acquisition Corporation, a Georgia corporation (the "Purchaser") and a wholly-owned subsidiary of Piccadilly Cafeterias, Inc., a Louisiana corporation ("Piccadilly"), pursuant to its Offer to Purchase, dated April 29, 1998 (the "Offer"), purchased 8,249,228 shares of common stock, par value $.01 per share (the "Shares") of Morrison Restaurants, Inc., a Georgia Corporation ("Morrison") for $5.00 net per share. The Shares so purchased represented approximately 89% of the Shares outstanding on such date. The aggregate purchase price for the Morrison shares acquired upon consummation of the Offer was approximately $41.3 million.

Pursuant to the Agreement and Plan of Merger, dated April 22, 1998, by and among Piccadilly, Purchaser, and Morrison (the "Merger Agreement"), Piccadilly effected a merger of Purchaser with and into Morrison (the "Merger") in accordance with the relevant provisions of the Georgia Business Corporation Code as promptly as practicable. Upon the consummation of the Merger, each outstanding Share (other than Shares acquired by Purchaser in the Offer, and Shares as to which dissenters' rights are perfected) were converted into the right to receive $5.00 in cash. On July 31, 1998, $46.9 million was paid and the Merger was consummated, as a result of which Morrison became a wholly-owned subsidiary of Piccadilly (the "Morrison Acquisition").

This acquisition of 100% of the Morrison shares has been accounted for using the purchase method of accounting. The following Unaudited Pro Forma Consolidated Balance Sheet at March 31, 1998 assumes that the acquisition was effective March 31, 1998 and Unaudited Pro Forma Statements of Income for the nine months ended March 31, 1998 and the year ended June 30, 1997 give effect to the purchase as if it had occurred at July 1, 1996. The purchase price allocation used in the Unaudited Pro Forma Financial Statements is preliminary.

The unaudited pro forma financial information may not be indicative of the financial position or results of operations of Piccadilly Cafeterias, Inc. that would have resulted if the transaction had occurred as of the dates assumed or which will be obtained in the future.

The Company believes that the assumptions used in preparing the unaudited pro forma consolidated financial statements provide a reasonable basis for presenting all of the significant effects of the Morrison Acquisition (other than any synergies anticipated by the Company, and nonrecurring charges directly attributable to the purchase and nonrecurring charges that will result from combining operations), and that the pro forma adjustments give effect to those assumptions in the Unaudited Pro Forma Consolidated Balance Sheet and Statements of Income.

The Unaudited Pro Forma Consolidated Balance Sheet and Statements of Income should be read in conjunction with the historical financial statements of the Company and related notes thereto.

                          Piccadilly Cafeterias, Inc.

                Unaudited Pro Forma Consolidated Balance Sheet

                                 March 31, 1998
                            (Amounts in thousands)

                                                 Piccadilly           Morrison                 Pro Forma         Pro Forma
                                                 Cafeterias, Inc.     Restaurants, Inc.(a)     Adjustments       Consolidated

ASSETS
Current Assets:
   Cash                                             $      --              $     810            $      --          $     810
   Accounts and notes receivable                          638                  1,821                   --              2,459
   Inventories                                         10,457                  2,293                   --             12,750
   Deferred income taxes                                3,546                  3,303                   --              6,849
   Other current assets                                 1,339                  1,315                   --              2,654
                                                    ---------              ---------            ---------          ---------
Total current assets                                   15,980                  9,542                   --             25,522

Property, plant and equipment, net                    124,690                 59,364               20,605 (b)        204,659
Deferred income taxes benefit                              --                  6,876                2,266 (c)          9,142
Other assets                                            6,890                  7,583                8,760 (d)         23,233
                                                    ---------              ---------            ---------          ---------
Total Assets                                        $ 147,560              $  83,365            $  31,631          $ 262,556
                                                    =========              =========            =========          =========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
   Accounts payable                                 $  13,156              $   6,012                   --          $  19,168
   Accrued expenses                                    19,397                 14,583                2,250 (e)         36,230
   Short-term debt                                         --                 12,191              (12,191)(f)             --
   Current portion of capital lease obligations            --                     78                   --                 78
                                                    ---------              ---------            ---------          ---------
Total current liabilities                              32,553                 32,864               (9,941)            55,476

Capital lease obligations                                  --                    500                   --                500
Employee benefit obligations                               --                  8,697                5,914 (g)         14,611
Other deferred liabilities                                 --                  4,442                3,006 (h)          7,448
Long-term debt, net                                    26,200                     --               61,877 (f)         88,077
Deferred income taxes                                   5,823                     --               (5,823)(c)             --
Reserve for unit closings                               1,640                     --               13,460 (e)         15,100

Shareholders' Equity
    Common stock                                       19,141                     92                  (92)(i)         19,141
    Additional paid-in-capital                         18,735                 41,713              (41,713)(i)         18,735
    Unearned ESOP shares                                   --                   (371)                 371 (i)             --
    Retained earnings (Deficit)                        43,717                 (4,300)               4,300 (i)         43,717
    Less treasury stock                                  (249)                  (272)                 272 (i)           (249)
                                                    ---------              ---------            ---------          ---------
Total Shareholders' Equity                             81,344                 36,862              (36,862)            81,344
                                                    ---------              ---------            ---------          ---------
Total Liabilities and Shareholders' Equity          $ 147,560              $  83,365            $  31,631          $ 262,556
                                                    =========              =========            =========          =========


See notes to Unaudited Pro Forma Financial Statements.

                          Piccadilly Cafeterias, Inc.

              Unaudited Pro Forma Consolidated Statement of Income

                    For the Nine Months Ended March 31, 1998
                 (Amounts in thousands, except per share data)

                                           Piccadilly            Morrison                  Pro Forma       Pro Forma
                                           Cafeterias, Inc.      Restaurants, Inc.(a)      Adjustments     Consolidated
Net sales                                     $ 234,782               $ 179,670           $ (15,807)(j)      $ 398,645

Cost of sales                                   136,153                 121,139             (11,592)(j)        245,700
Other operating expenses                         76,755                  52,158              (4,281)(j)        121,824
                                                                                             (2,206)(k)
                                                                                               (602)(1)
General and administrative expenses               8,689                  10,675              (1,429)(m)         17,935
Interest expense                                  1,699                     297               3,300 (n)          5,465
                                                                                                169 (o)
Other expense (income)                             (411)                     --                  --               (411)
Goodwill amortization                                --                      --                 219 (p)            219
                                              ---------               ---------           ---------          ---------
                                                222,885                 184,269             (16,422)           390,732
                                              ---------               ---------           ---------          ---------
Income before income taxes                       11,897                  (4,599)               (615)             7,913
Provision for income taxes                        4,402                  (1,709)               (316)(q)          3,009
                                              ---------               ---------           ---------          ---------
Net income                                    $   7,495               $  (2,890)          $     299          $   4,904
                                              =========               =========           =========          =========

Average shares outstanding:
Basic and assuming dilution                      10,503                                                         10,503


Net income per share of common stock:
Basic and assuming dilution                   $    0.71                                                      $    0.47

See notes to Unaudited Pro Forma Financial Statements.

                          Piccadilly Cafeterias, Inc.

              Unaudited Pro Forma Consolidated Statement of Income

                        For the Year Ended June 30, 1997
                 (Amounts in thousands, except per share data)

                                                      Piccadilly          Morrison                Pro Forma       Pro Forma
                                                      Cafeterias, Inc.    Restaurants, Inc.(a)    Adjustments     Consolidated
Net sales                                                $ 304,838             $ 249,637         $ (21,076)(j)      $ 533,399

Cost of sales                                              175,685               161,396           (15,701)(j)        321,380
Other operating expenses                                   100,334                66,113            (5,464)(j)        157,169
                                                                                                    (3,011)(k)
                                                                                                      (803)(l)
General and administrative expense                          11,465                17,639            (5,318)(m)         23,786
Interest expense                                             2,714                   140             4,657 (n)          7,737
                                                                                                       226 (o)
Other expense (income)                                        (505)                   --                --               (505)
Goodwill amortization                                           --                    --               292 (p)            292
                                                         ---------             ---------         ---------          ---------
                                                           289,693               245,288           (25,122)           509,859
                                                         ---------             ---------         ---------          ---------
Income before income taxes                                  15,145                 4,349             4,046             23,540
Provision for income taxes                                   5,755                 1,617             1,684 (q)          9,056
                                                         ---------             ---------         ---------          ---------
Net income                                               $   9,390             $   2,732         $   2,362          $  14,484
                                                         =========             =========         =========          =========

Average shares outstanding:
Basic and assuming dilution                                 10,506                                                     10,506


Net income per share of common stock:
Basic and assuming dilution                              $    0.89                                                   $   1.38

See notes to Unaudited Pro Forma Financial Statements.

NOTES:

Pro forma adjustments to the Unaudited Pro Forma Financial Statements are as follows:

                  (a) The information presented for Morrison is as of February
                      28, 1998 and for the thirty-nine weeks then ended and for the fiscal year ended May 31, 1997.

                  (b) Reflects the step-up in basis of property, plant and
                      equipment of Morrison to estimated fair value at acquisition date.

                  (c) Reflects the deferred tax effect of the Morrison
                      Acquisition.

                  (d) Reflects the excess of acquisition cost over the fair
                      value of the net assets acquired.

                  (e) Reflects the anticipated restructuring costs associated with the Morrison Acquisition, including severance costs, stay bonuses and future rental commitments related to units identified for closing.

                  (f) Reflects the debt incurred and assumed by Piccadilly to complete the Morrison Acquisition.

                  (g) Reflects the remeasurement of employee benefit
                      obligations at the date of the Morrison Acquisition.

                  (h) Reflects the accrual of unfavorable leases at the present value of the amounts to be paid in excess of market rental rates as of the date of the Morrison Acquisition.

                  (i) Reflects the elimination of the shareholders' equity
                      accounts of Morrison.

                  (j) Reflects the adjustment to sales, costs of sales and other operating expenses for Morrison units which have been identified for closing.

                  (k) Reflects depreciation expense related to the step-up in basis of Morrison property, plant and equipment (see note b).

                  (l) Reflects the reduction in rent associated with unfavorable
                      Morrison leases (see note h).

                  (m) Reflects factually supportable cost savings from the
                      elimination of duplicate Morrison administrative functions. The elimination of substantially all of the positions contemplated in this adjustment occurred shortly after the completion of the Morrison Acquisition. This adjustment does not reflect other cost savings and operating synergies which Piccadilly Management expects to achieve.

                  (n) Reflects additional interest expense resulting from
                      $61,877 of additional indebtedness bearing interest of approximately 7.5% incurred in connection with the Morrison Acquisition, along with the amortization of related financing costs.

                  (o) Reflects imputed interest expense based upon the
                      revaluation of unfavorable Morrison leases (see note h).

                  (p) Reflects amortization of goodwill related to the Morrison
                      Acquisition, assuming a useful life of thirty years.

                  (q) Reflects the income tax effect of Morrison income before income taxes and pro forma adjustments at Piccadilly's historical effective income tax rate, as adjusted for tax effects related to the Morrison Acquisition.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         By:  /s/ J. FRED JOHNSON
                                             --------------------------------
                                                      J. Fred Johnson
                                                  Chief Financial Officer


Dated: August 11, 1998

                               INDEX TO EXHIBITS

EXHIBIT
  NO.                         DESCRIPTION
-------                       -----------
   23                Consent of Independent Auditors